                            SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ]   Confidential, for Use of the Commission Only (as permitted by Rule
       14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                                 Huntco Inc.
                                --------------
                (Name of Registrant as Specified In Its Charter)

               -------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:
_____________________________________________________________
2) Aggregate number of securities to which transaction applies:
             _________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
       _________________________________________________________________

4) Proposed maximum aggregate value of transaction:
       _________________________________________________________________

5) Total fee paid:
       _________________________________________________________________

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)     Amount Previously Paid:__________________________________________

      2)     Form, Schedule or Registration Statement No.:____________________

      3)     Filing Party:____________________________________________________

      4)     Date Filed:______________________________________________________

                                   NOTICE OF
                        ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 4, 2000


To the Shareholders:

The Annual Meeting of Shareholders of Huntco Inc., a Missouri corporation, will be held at Forest Hills Country Club, located at 36 Forest Club Drive, Chesterfield, Missouri 63005, on Thursday, May 4, 2000, at 10:00 a.m., local time, for the following purposes:

1.	To elect two directors; and

2.	To transact such other business as may properly come before the meeting
and
all adjournments thereof.

The Board of Directors has fixed the close of business on March 15, 2000 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting and all adjournments thereof.


By order of the Board of Directors



ANTHONY J. VERKRUYSE
Vice President, Chief Financial Officer,
 Secretary & Treasurer

March 30, 2000


Even if you expect to attend the meeting in person, please mark, date and sign the enclosed proxy and return it in the enclosed return envelope, which does not require postage if mailed in the United States. Shareholders who attend the meeting may revoke their proxies and vote in person if they desire.

                                 HUNTCO INC.

                               PROXY STATEMENT

                       ANNUAL MEETING OF SHAREHOLDERS


The enclosed proxy is solicited on behalf of the Board of Directors of Huntco Inc. (the "Company") for use at the Annual Meeting of its shareholders (the "Annual Meeting") to be held May 4, 2000 at 10:00 a.m. local time at Forest Hills Country Club, located at 36 Forest Club Drive, Chesterfield, Missouri 63005. If the proxy is executed and returned to the Company, it nevertheless may be revoked at any time before it is exercised either by written notice to the Secretary of the Company or by attending the Annual Meeting and voting in person. If no contrary instructions are indicated on the proxy, the proxy will be voted FOR the election of the two nominees named herein as directors. If matters other than the election of directors properly come before the Annual Meeting, the proxy will be voted by the persons named therein in a manner that they consider to be in the best interests of the Company.

The Company's principal executive offices are located at 14323 South Outer Forty, Suite 600 N., Town & Country, Missouri 63017. This Proxy Statement and the accompanying form of proxy are first being sent to shareholders on or about March 30, 2000.

            VOTING, VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

General
-------
Only the holders of record of the Company's Class A Common Stock, $.01 par value per share (the "Class A Shares") and of the Company's Class B Common Stock, par value $.01 per share (the "Class B Shares") (collectively, the "Common Stock"), as of the close of business on March 15, 2000, will be entitled to notice of, and to vote, either in person or by proxy, at the Annual Meeting and all adjournments thereof. At the close of business on March 15, 2000, 5,292,000 and 3,650,000 Class A Shares and Class B Shares, respectively, were issued and outstanding. Each Class A Share is entitled to one vote per share, and each Class B Share is entitled to ten votes per share, on all matters to be submitted to the vote of the shareholders. Therefore, the holders of Class A Shares and the Class B Shares are entitled to 5,292,000 and 36,500,000 votes, respectively.

The Class A Shares and the Class B Shares vote as a single class in the election of directors. A majority of the aggregate of the outstanding Class A Shares and the Class B Shares which are present in person or represented by proxy and entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting. Shares represented by proxies or ballots which are marked to "withhold authority" with respect to the election of any one or more nominees for election as directors will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Because the form of proxy states how shares will be voted in the absence of instructions by the shareholder, executed proxies bearing no instructions will be counted as present for quorum purposes.

Under the law of Missouri, the state in which the Company is incorporated, the affirmative vote of a majority of the aggregate number of outstanding Class A Shares and the Class B Shares entitled to vote, which are present in person or represented by proxy at a meeting at which a quorum is present, is required to elect directors, unless a larger vote is required by the Company's bylaws.
The Company's bylaws require the affirmative vote of a majority of the aggregate of the number of the votes represented by the outstanding Class A Shares and Class B Shares entitled to vote, which are present in person or represented by proxy at a meeting at which a quorum is present, to elect directors. Therefore, a director must receive a sufficient number of votes to satisfy the greater vote requirement of the Company's bylaws to be elected. Because a director must receive a majority of the votes entitled to be cast to be elected, even if such director otherwise received a plurality, proxies or ballots marked to "withhold authority" in the election of directors have the same effect as a vote against such nominee or nominees.

As a practical matter, the act of withholding a vote for one or more of the Board's nominees, or the act of writing in the name of one or more other candidates for election to the Board, will have no effect in the election of directors. Mr. B. D. Hunter, the Company's Chairman of the Board and Chief Executive Officer, controls 90.1% of the Company vote, and he has indicated that he will vote or otherwise cause all of the shares he controls to be voted in favor of the Board of Directors' slate of nominees. See "-- Holdings of Management and Principal Shareholders."

Holdings of Management and Principal Shareholders
-------------------------------------------------
The table below indicates certain information as of March 15, 2000 regarding the beneficial ownership of the Class A Shares and the Class B Shares by (i) each director of the Company, including the nominees for election as directors, (ii) each executive officer named in the Summary Compensation Table, including the Company's Chairman of the Board and Chief Executive Officer, (iii) companies controlled by the Company's Chairman of the Board and Chief Executive Officer, and (iv) all executive officers and directors of the Company as a group.

                                                         Percent of Total<F1>
                              Number of      Number of   -------------------
                               Class A        Class B      Percent of Total
Percent of Total
Name                           Shares         Shares      Class A    Class B
Voting Power<F2>
----                           ------         ------      -------    -------
----------------

B.D. Hunter<F3><F4>          1,262,254<F5>   3,650,000      23.2%     100.0%
90.1%

Huntco Acquisitions
 Holding, Inc.<F3><F4>            -          3,145,000        -        86.2%
75.3%

Huntco Farms, Inc.<F3><F4>	       -            505,000        -        13.8%
12.1%

Robert J. Marischen<F4><F6>    291,308<F7>       -           5.3%        -
<F8>

Anthony J. Verkruyse<F6>        50,212<F9>       -           <F8>        -
<F8>

Donald E. Brandt                 9,535<F10>      -           <F8>        -
<F8>

James J. Gavin, Jr.             78,125<F11>      -           1.5%        -
<F8>

Michael M. McCarthy             65,625<F12>      -           1.2%        -
<F8>

All executive officers
 and directors as a
 group (6 persons)           1,720,059<F13>  3,650,000      30.0%     100.0%
90.5%

<F1> The percent of ownership of Class A Shares and Class B Shares has been calculated in
accordance with the rules promulgated by the Securities and Exchange Commission (the "SEC"). The numerator is comprised of the number of Class A Shares or Class B Shares, as appropriate, owned by the individual or entity (including, with respect to the Class A Shares, the number of Class A
Shares issuable upon exercise of stock options granted under the Huntco Inc. 1993 Incentive Stock
Plan (the "1993 Plan") which are currently exercisable or which will become exercisable within sixty days of March 15, 2000). The denominator is comprised of the number of shares represented by all of the issued and outstanding shares of that class (including, with respect to the Class A
Shares, the number of Class A Shares issuable upon exercise of stock options granted under the
1993 Plan which are currently exercisable or will be exercisable within sixty days of March 15,
2000, awarded to such individual, but excluding the number of Class A Shares issuable upon exercise of options granted to any other individual).

<F2>   The percent of total voting power has also been calculated in accordance with the rules
promulgated by the SEC. The numerator is comprised of the number of votes appertaining to each share of Common Stock owned by the individual or entity (plus the number of votes represented by the Class A Shares issuable upon exercise of stock options granted under the 1993 Plan which are currently exercisable or which will become exercisable within sixty days of March 15, 2000). The denominator is comprised of the number of votes represented by all of the issued and outstanding shares of Common Stock (plus the number of votes represented by the Class A Shares issuable upon exercise of stock options granted under the 1993 Plan which are currently exercisable or which will become exercisable within sixty days of March 15, 2000 awarded to such individual, but excluding the votes represented by the Class A Shares issuable upon exercise of options granted to any other individual).

<F3>    Mr. B. D. Hunter, the Company's Chairman of the Board and Chief
Executive Officer, owns
all of the outstanding preferred stock of Huntco Enterprises, Inc. ("Huntco Enterprises"), which, in conjunction with the shares of common stock over which he shares voting control as trustee of various Trusts (as defined below), gives him substantially all of the voting control of that entity. Huntco Enterprises is the ultimate parent company of Huntco Farms, Inc. ("Farms") and
Huntco Acquisitions Holdings, Inc. ("Acquisitions"). Substantially all of the remaining shares of Farms and Acquisitions are owned by other persons or trusts with whom Mr. Hunter is affiliated. Therefore, Mr. Hunter has or shares voting control with respect to substantially all of the Class B Shares owned by Acquisitions and Farms. In connection with loans made to
Acquisitions and Farms by certain commercial lenders, Acquisitions and Farms have pledged
3,005,000 of the Class B Shares they own, along with other collateral, to those banks as security for the loans. If Acquisitions and Farms were to default under the loans, the banks could compel
Acquisitions and Farms to convert the pledged Class B Shares into Class A Shares and the banks could thereafter foreclose on the shares and attempt to sell them. If this were to occur, it is possible that none of Mr. Hunter, Enterprises, the Trusts, the Grandchildren's Trusts,
Acquisitions or Farms would possess voting control of the Company.   The
business addresses of
Mr. Hunter, Farms and Acquisitions is 14323 S. Outer Forty, Suite 600 N., Town & Country,
Missouri 63017.

<F4>    Mr. B. D. Hunter and Mr. Robert J. Marischen are co-trustees of certain trusts created by
Mr. Hunter for the benefit of his children (the "Trusts"). Mr. Marischen and another individual are co-trustees of certain trusts for the benefit of Mr. Hunter's grandchildren (the
"Grandchildren's Trusts"). The Trusts and the Grandchildren's Trusts own substantially all of the common stock of Huntco Enterprises. Under the terms of the Trusts and the Grandchildren's
Trusts, the co-trustees must approve the voting and investment decisions with respect to shares held by the Trusts and the Grandchildren's Trusts. Accordingly, Messrs. Hunter and Marischen share voting and investment power over the 3,650,000 Class B Shares owned by Farms and
Acquisitions. Additionally, Mr. Hunter owns all of the outstanding preferred stock of Huntco
Enterprises which, in conjunction with the shares of common stock over which he shares voting control as trustee of the Trusts, gives him substantially all of the voting control of that entity. Mr. Marischen disclaims beneficial ownership of the Class B Shares owned by Farms and
Acquisitions, and these Class B Shares are not reflected in the table herein as being beneficially owned by Mr. Marischen.

<F5>   Sole voting and investment power over 1,225,254 Class A Shares, which includes 137,500
Class A Shares issuable upon exercise of stock options granted under the 1993 Plan. Does not include 42,500 Class A Shares underlying stock options granted under the 1993 Plan which are not currently exercisable. Shared voting and investment power over 37,000 Class A Shares owned by a corporation of which Mr. Hunter is the owner of 49% of the issued and outstanding voting capital stock and of which Mr. Marischen is the owner of 51% of the issued and outstanding voting capital stock. Due to the nature of the professional relationship between Messrs. Hunter and Marischen, these 37,000 Class A Shares are deemed to be owned by each of them. As provided in Schedule 13G dated February 11, 2000 and filed with the SEC by Firstar Corporation ("Firstar"), 1,087,754
Class A Shares are held by Firstar in Mr. Hunter's Individual Retirement
Account.

<F6>   Mr. Marischen, Mr. Verkruyse and one other Company employee are co-
trustees of a trust
(the "401(k) Trust") established for the purpose of holding and investing assets of the Huntco
Inc. 401(k) Retirement Savings Plan (the "Retirement Savings Plan"). The trustees make voting decisions with respect to the Class A Shares held by the 401(k) Trust. Therefore, Mr. Marischen and Mr. Verkruyse have shared voting power over a total of 96,141 Class A Shares owned by the
401(k) Trust, although they disclaim beneficial ownership of the Class A Shares owned by that trust, except for the Class A Shares allocated to their own individual accounts in the Retirement
Savings Plan as noted below.

<F7>    Sole voting and investment power over 253,897 Class A Shares, which includes 240,000
Class A Shares issuable upon exercise of stock options granted to Mr. Marischen under the 1993
Plan. Does not include 40,000 Class A Shares underlying stock options granted under the 1993
Plan which are not currently exercisable. Shared voting and investment power over 37,411 Class A
Shares. Of these Class A Shares, 37,000 are the Class A Shares owned by the company that is owned by Messrs. Marischen and Hunter described with more particularity in Note 5 above. The remaining 411 Class A Shares over which Mr. Marischen is deemed to share voting and investment power are held in Mr. Marischen's spouse's IRA. Mr. Marischen maintains 3,753 Class A Shares in his account in the Retirement Savings Plan.

<F8>    Less than  1%.

<F9>    Sole voting and investment power over 50,212 Class A Shares which includes 42,500 Class A
Shares issuable upon exercise of stock options granted to Mr. Verkruyse under the 1993 Plan.
Does not include 20,000 Class A Shares underlying stock options granted under the 1993 Plan which are not currently exercisable. Mr. Verkruyse maintains 2,137 Class A Shares in his account in the Retirement Savings Plan.

<F10>  Sole voting and investment power over 9,535 Class A Shares which includes
7,125 Class A
Shares issuable upon exercise of stock options granted to Mr. Brandt under the 1993 Plan. Does not include 2,875 Class A Shares underlying stock options granted under the 1993 Plan which are not currently exercisable.

<F11>  Sole voting and investment power over 78,125 Class A Shares which includes 7,125 Class A
Shares issuable upon exercise of stock options granted to Mr. Gavin under the 1993 Plan.
Includes 10,000 Class A Shares held by a charitable foundation of which Mr. Gavin is president, but with respect to which Class A Shares Mr. Gavin disclaims beneficial ownership. Does not include 2,875 Class A Shares underlying stock options granted under the 1993 Plan which are not currently exercisable.

<F12>  Sole voting and investment power over 14,125 Class A Shares, which includes 7,125 Class A
Shares issuable upon exercise of stock options granted to Mr. McCarthy under the 1993 Plan. Does not include 2,875 Class A Shares underlying stock options granted under the 1993 Plan, which are not currently exercisable. Mr. McCarthy disclaims beneficial ownership of 51,500 Class A Shares owned by companies with which he is affiliated.

<F13>  Includes 441,375 Class A Shares issuable upon exercise of options granted to directors and
executive officers under the 1993 Plan.


The following table sets forth information as of March 15, 2000 regarding all persons known to be the beneficial owners of more than five percent of the Company's Class A Shares who are not connected with the Company otherwise than through ownership of the Class A Shares.

                                                                      Percent of
                                           Number of                Class A
Shares
Name and Address                         Class A Shares
Outstanding
----------------                         --------------               ----------
-
Dimensional Fund Advisors Inc.             370,300<F1>                   7.0%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401

Shufro, Rose & Co., LLC                    471,455<F2>                   8.9%
745 Fifth Avenue
New York, New York 10151-2600

Stephen Watson                             504,300<F3>                   9.5%
237 Park Avenue, Suite 801
New York, New York 10017

<F1> The information in this footnote is provided pursuant to Schedule 13G dated
February 4, 2000
and filed with the SEC by Dimensional Fund Advisors Inc. ("Dimensional"), which reports that it is an investment adviser registered under the Investment Advisers Act of 1940, as amended.
Dimensional reports that it furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, as amended, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds." Dimensional further reports that in its role as investment adviser or manager, it possesses voting and/or investment power over the 370,300 Class A Shares owned by the
Funds.  Dimensional disclaims beneficial ownership of such Class A Shares.

<F2>  The information in this footnote is provided pursuant to Schedule 13G dated February 15,
2000 and filed with the SEC by Shufro, Rose & Co., LLC ("Shufro"), which reports that it is an investment adviser registered under the Investment Advisers Act of 1940, as amended, and a broker or dealer registered under the Securities and Exchange Act of 1934. Shufro reports sole voting power over all of the 471,455 Class A Shares and sole investment power over 107,000 Class A
Shares.

<F3>  The information in this footnote is provided pursuant to Schedule 13G dated March 8, 2000
and filed with the SEC by Stephen Watson, who reports that he is an individual with sole voting and investment power over all of the 504,300 Class A Shares owned by him.


                     PROPOSAL 1: ELECTION OF DIRECTORS

Nominees for Directors
----------------------
The Company's Restated Articles of Incorporation and the Bylaws as amended provide for a classified Board of Directors, with the Board divided into three classes whose terms expire at different times. The Company presently has five directors. Two members are to be elected to the Board of Directors at the Annual Meeting, each to serve for a term of three years. Both of the nominees comprising the Board of Directors' slate of nominees at the Annual Meeting, Messrs. Donald E. Brandt and Michael M. McCarthy, are currently directors of the Company.

The persons named in the enclosed form of proxy intend to vote such proxy for the election of Messrs. Brandt and McCarthy as directors of the Company, unless the shareholder indicates on the form of proxy that the vote should be withheld or contrary directions are indicated. If the proxy card is signed and returned without any direction given, shares will be voted for the election of Messrs. Brandt and McCarthy. The Board of Directors has no reason to doubt the availability of either of the nominees and both have indicated their willingness to serve if so elected. If either or both the nominees shall decline or are unable to serve, it is intended that, in the discretion of the Board of Directors, either the size of the Board will be reduced or the proxies will vote for a substitute nominee or nominees designated by the Board of Directors.


   Information as of March 15, 2000 Regarding the Board's Nominees for Election
as Directors
         at the 2000 Annual Meeting for Terms to Expire at the Annual Meeting in
2003
         -----------------------------------------------------------------------
-----
                                        Present Term
Name                           Age        Expires                Business
Experience
----                           ---        -------   ----------------------------
-----------------

Donald E. Brandt<F1><F2>       45         2000      Director of the Company
since May 1993.
                                                    Senior Vice President-
Finance of Ameren
                                                    Corporation, a public
utility holding
                                                    company, since January 1998.
Senior Vice
                                                    President-Finance and
Corporate Services of
                                                    Union Electric Company from
July 1993 to
                                                    January 1998; Senior Vice
President-Finance
                                                    and Accounting of Union
Electric Company for
                                                    the five year period prior
thereto. Chairman
                                                    of the Board of St. Louis
Equity Fund, Inc.;
                                                    Trustee of Maryville
University; Director of
                                                    Mercantile Mutual Funds,
Inc., and President
                                                    of the Board of Governors of
Cardinal Glennon
                                                    Children's Hospital.

Michael M. McCarthy<F1><F2>    61         2000      Director of the Company
since May 1993.
                                                    Chairman of the Board of
McCarthy Holdings,
                                                    Inc. ("McCarthy Holdings"),
a large,
                                                    privately-owned commercial
construction
                                                    company, since 1977; Chief
Executive Officer
                                                    of McCarthy Holdings from
1977 to 1999;
                                                    Chairman and Chief Executive
Officer of
                                                    McCarthy Buildings
Companies, Inc. since
                                                    1976. Director of Mercantile
Bank National
                                                    Association.

           Information as of March 15, 2000 Regarding the Directors Who are Not
Nominees
                        for Election and Whose Terms Continue Beyond 2000
                        -------------------------------------------------

James J. Gavin, Jr.            77         2001	   Director of the Company since
May 1993.
 <F1><F2><F3>                                       Retired; Vice Chairman and
Director of Borg-
                                                    Warner Corporation ("Borg-
Warner"), a
                                                    publicly-held, diversified
manufacturing
                                                    company, from 1985 until his
retirement in
                                                    1987; Senior Vice President
of Finance of
                                                    Borg-Warner prior to 1985.
Retired as
                                                    Director of Service
Corporation International
                                                    in May 1998.

B.D. Hunter <F3>               70         2002      Chairman of the Board and
Chief Executive
                                                    Officer of the Company since
May 1993.
                                                    Chairman of the Board of
Huntco Enterprises
                                                    and of Acquisitions since
1986. Chairman of
                                                    the Board of Farms since
1990, of Midwest
                                                    Products, Inc. ("Midwest
Products") since
                                                    1989, and of Huntco Steel,
Inc. ("Huntco
                                                    Steel") since 1986.
Director of Service
                                                    Corporation International
for over five years
                                                    and Vice Chairman since
January 2000.
                                                    Director of Cash America
International, Inc.,
                                                    Celebrity, Inc., and
Mercantile Bank National
                                                    Association.

Robert J. Marischen<F3>        47         2002      President of the Company
since January, 1999;
                                                    Vice Chairman of the Board
of the Company
                                                    since May 1993.  Chief
Financial Officer of
                                                    the Company from May 1993 to
October 1999.
                                                    President, Chief Executive
Officer and
                                                    Director of Huntco
Enterprises and
                                                    Acquisitions since 1986 and
of Farms since
                                                    1990. Director and President
of Huntco Steel.
                                                    Director and Vice Chairman
of Midwest
                                                    Products.  Member of the
Board of Governors
                                                    of Cardinal Glennon
Children's Hospital.

<F1>     Member of Compensation Committee
<F2>     Member of Audit Committee
<F3>     Member of Executive Committee


Committees and Meetings of the Board of Directors
-------------------------------------------------
The business of the Company is under the general management of the Board of Directors (the "Board") as provided by the laws of Missouri, the state of the Company's incorporation. The Board held three meetings during the fiscal year ended December 31, 1999 (" 1999") and acted by unanimous consent once during 1999. It is anticipated that in future years the Board will meet at least quarterly.

Standing committees of the Board of Directors are the Executive Committee, the Audit Committee, and the Compensation Committee. Between Board meetings, Board responsibilities are delegated to the Executive Committee, comprised of three Board members. The Executive Committee did not hold any formal meetings during 1999, but acted by unanimous written consent on four occasions during that period.

The Audit Committee is comprised entirely of all of the Company's non-employee directors. The function of the Audit Committee is to: (i) assist in the selection of independent auditors; (ii) direct and supervise investigations into matters relating to audit functions; (iii) review with independent auditors the plans and results of the audit engagement; (iv) review the degree of independence of the auditors; (v) consider the range of audit and non-audit fees; and (vi) review the adequacy of the Company's system of internal accounting controls. During 1999, the Audit Committee held one meeting.

The entire Board serves in the capacity of a nominating committee. The Board will accept recommendations for nominations as directors from shareholders. Shareholders wishing to propose such nominees for consideration should write to Mr. B.D. Hunter, the Company's Chairman of the Board and Chief Executive Officer, at the principal executive office of the Company.

The Compensation Committee, comprised entirely of the Company's three non-employee directors, is responsible for reviewing and approving salaries, annual incentive compensation for the executive officers and certain other officers and employees of the Company and for administering and making awards under the 1993 Plan. During 1999, the Compensation Committee met one time.

Directors' Fees
---------------
Neither Mr. Hunter nor Mr. Marischen, both of whom are employees and directors of the Company, received or receive retainers or fees for attendance at Board or Board committee meetings. Messrs. Brandt, Gavin and McCarthy received during 1999 and the Company anticipates that they will continue to receive during 2000, $1,000 each for attendance at every Board meeting they attend and $500 each for attendance at every meeting of those committees of the Board on which they serve. In addition, during 1999, Mr. Gavin was paid $2,500 quarterly for serving on the Executive Committee and the Company anticipates that he will continue to receive this amount during 2000.

During 1999, Messrs. Brandt, Gavin and McCarthy each were awarded options to purchase 2,500 Class A Shares of the Company under the 1993 Plan. The options have an exercise price of $7.00 per share. The market price of the Class A Shares on the date of grant was $4.0625. Of the options to purchase 2,500 Class A Shares awarded to each of the non-employee directors, one-half were exercisable on the date of grant with the remaining options becoming exercisable in equal increments on the first two anniversaries of the date of grant.

Recommendation of the Board of Directors
----------------------------------------
Acquisitions and Farms have expressed their intent to vote for Proposal 1, the election of the Board of Directors' slate of nominees. The Board recommends that the holders of the Class A Shares also vote "FOR" the Board's slate of nominees.


                     REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

Overview
--------
The Compensation Committee (the "Committee") of the Board of Directors administers the Company's executive compensation program. The Committee is comprised entirely of non-employee directors and is chaired by Mr. Michael M. McCarthy. Other members of the Committee are Messrs. Donald E. Brandt and James J. Gavin, Jr. The Committee has the ultimate responsibility for aligning the Company's compensation programs with its business strategy and for assuring shareholders that pay delivery programs are effective, responsible and competitive when compared to similarly situated organizations. In that regard, the Committee is responsible for reviewing and approving salaries and annual incentive compensation of the Company's executive officers.

The Committee relies on the advice of the Company's Chairman of the Board and Chief Executive Officer, Mr. B. D. Hunter, and the Company's Vice Chairman and President, Mr. Robert J. Marischen, in determining the remuneration packages for executive officer level employees, including Messrs. Hunter and Marischen, as well as other members of senior management.

Compensation Philosophy and Objectives of Executive Compensation Programs
-------------------------------------------------------------------------
It is the philosophy of the Company and the Committee that all compensation programs provide a direct link between the performance of the Company and the compensation of the Company's executive officers and members of senior management. Consistent with this philosophy, all of the executive officer compensation and benefit plans have been designed to motivate, reward and retain the broad-based management talent required to achieve corporate objectives and increase shareholder value. Toward this end, the Company has designed and implemented a compensation program for its executive officers which, in addition to base salary, focuses strongly on annual incentive compensation with bonus awards tied closely to the attainment of specified financial targets. The Committee also utilizes stock options as an integral component of its executive compensation program because it believes that this form of compensation provides the clearest link to enhanced shareholder value.

The Company's executive compensation program is designed to provide the Committee with the flexibility to emphasize one component of the total compensation package over another as circumstances demand. Further, the Committee has the flexibility to revise the annual bonus component during any fiscal year to ensure that the incentive aspect of the Company's compensation system is preserved.

Base Salaries
-------------
The Committee does not attempt to adhere to predefined quantitative or qualitative measures in establishing base salaries, nor are certain criteria deemed more important or given more weight than others. In setting base salaries for 1999, the Committee subjectively evaluated the Company's financial and operating results for the fiscal year ended December 31, 1998, in light of the steel industry as a whole. It also considered the skills, talents and abilities that would be required to implement the Company's plans and strategies for 1999, as well as the recommendations of Mr. Hunter.

In recognition of Messrs. Hunter and Marischen's efforts during a particularly difficult period and in a highly competitive industry, the Committee granted each of them increases in their annual base salaries of $8,925 and $21,750, respectively. These increases were also in recognition of the dedication and leadership of these individuals, the managerial skills and experience that would be required of both to implement the strategic plan, as well as recognition of Mr. Marischen's appointment as President of the Company in January 1999. These amounts represented increases of 2.9% and 7.8%, respectively, over their respective base salaries for 1998.
Although Mr. Verkruyse has been an officer of the Company since May 1993, he first became an executive officer on October 15, 1999, upon his promotion to the position of Chief Financial Officer. Considering adjustments to Mr. Verkruyse's base salary effective January 1, 1999, he did not receive an additional base pay increase at the time of his promotion. The Committee decided to review Mr. Verkruyse's base salary as part of its evaluation of the remuneration package to be granted to the Company's executive officers for the fiscal year ending December 31, 2000.

Annual Incentive Compensation
-----------------------------
A significant portion of the executive officers' total compensation is at risk through annual incentive opportunities that have historically been linked to key financial objectives of the Company. For incentive compensation to fulfill its purpose of increasing shareholder value, targets must closely align the interests of the executives with those of the shareholders. Stated differently, the goal of this policy is to focus attention on the attainment of financial objectives that the Committee believes are significant determinants of the Company's share price over time.

Under the incentive compensation program in effect for 1999, Messrs. Hunter and Marischen were eligible for a discretionary bonus of up to 20% of their respective base salaries if positive net income was realized through the first
six months of 1999.   The incentive compensation program for the second half
of 1999 was based on the attainment of specified targets for (a) return on capital, as defined in the incentive compensation program, and (b) increases in unit growth.

The incentive compensation program reflected the Committee's emphasis on attaining a return to profitability, coupled with an emphasis on increasing the return on capital employed and the amount of tons of steel processed by the Company. No incentive compensation program payments were made to the Company's executive officers during 1999.
As an officer of the Company, Mr. Verkruyse would have received an annual incentive bonus based on return on capital and unit growth had the Company met the targets. Upon the recommendation of Mr. Marischen, the Committee granted Mr. Verkruyse a discretionary bonus of $10,000 in recognition of his efforts during 1999, particularly in connection with the negotiation and closing of the Company's new revolving credit facility. Upon the recommendation of Mr. Marischen, certain other officers of the Company also received discretionary bonuses for their extraordinary efforts throughout 1999, which totaled $18,750 in the aggregate.

Long Term Incentive Compensation
--------------------------------
The Huntco Inc. 1993 Incentive Stock Plan, as Amended and Restated (the "1993 Plan"), provides for the awards of non-qualified stock options to purchase Class A Shares, incentive stock options to purchase Class A Shares, restricted Class A Shares and stock appreciation rights to employees, officers and directors. The Committee administers the 1993 Plan. All grants of benefits under the 1993 Plan are at the complete discretion of the Committee, which may award them based on whatever subjective or objective criteria it deems appropriate.

The Committee recognized the difficult economic environment facing the U.S. steel industry as a whole, and the Company in particular, in early 1999, and that implementation of strategies to return the Company to profitability by the Company's executive officers could take longer than a year. The Committee further recognized that the short term annual incentive bonus program might not serve as a sufficient motivating tool in light of these circumstances.
The Committee, therefore, concluded that an emphasis on long term incentive compensation through the use of stock options was appropriate. Accordingly, the Committee awarded non-qualified stock options to purchase 60,000, 50,000 and 25,000 shares of Class A common stock to Messrs. Hunter, Marischen and Verkruyse, respectively. To demonstrate the Committee's intent that these options further the goal of increasing shareholder value as quickly as possible, the options were awarded with an exercise price of $7.00 per share. This price was $2.9375 above the market price on the date of grant. These options expire five years after the date of grant. Neither the decision to award options nor the number of stock options awarded was based on the number of stock options previously granted to these individuals.

Reissuance of Stock Options
---------------------------
Non-qualified stock options to purchase 150,000 shares at $17.00 per share were awarded to Mr. Marischen in connection with the Company's initial public offering (the "IPO Stock Options") in 1993. As part of its analysis of Mr. Marischen's performance and his compensation package, the Committee concluded that:

- the IPO Stock Options awarded to Mr. Marischen were no longer serving the intended motivational purpose given that the exercise price of these options was so much higher than the current market price of the underlying Class A Shares; and

- the exercise price of the IPO Stock Options was so far below the market price because of factors that were beyond Mr. Marischen's control, that taking steps to restore the potential value to him was appropriate under the circumstances.

Therefore, the Committee offered to Mr. Marischen the opportunity to surrender all of his IPO Stock Options in exchange for a new award of non-qualified stock options to purchase 110,000 Class A Shares at an exercise price of $7.00 per share. This offer was made in addition to the grant of 50,000 non-qualified stock options to Mr. Marischen as referenced above. The exercise price for all non-qualified stock options granted by the Committee during 1999, inclusive of the reissued options referenced herein, was $2.9375 more than the market price on the date of grant. The reissued options expire five years after the date of grant, similar to the other option grants made by the Committee during 1999. The Committee also agreed to reimburse Mr. Marischen for federal and state income taxes payable by him on the first $400,000 of taxable income recognized upon the exercise of any of these reissued options, similar to the arrangement in place with respect to the IPO Stock Options surrendered.

The Committee believes that it has restored the incentive value of these options, because the Company's Class A common stock price must exceed $7.00 per share by February 15, 2004 before they will have any value. Further, the imposition of a five year term aligns the interests of the shareholders with those of Mr. Marischen, inasmuch as he will be motivated to increase earnings as much and as rapidly as possible so that the options will have value.

Severance Agreement with Former Executive Officer
-------------------------------------------------
Pursuant to the January 4, 1999 resignation of Terry J. Heinz, the former President and Chief Operating Officer of the Company, a Separation Agreement and Release effective March 8, 1999 (the "Separation Agreement") was executed. In exchange for waiving his right to the $273,000 severance obligation and other benefits the Company otherwise owed him pursuant to his Employment Agreement, the cancellation of all non-qualified stock options previously granted to him, his resignation as a director and officer of the Company and of Huntco Steel, and his granting the Company and all of its subsidiaries a full release of any and all claims he may or might have had against them, the Company agreed to pay Mr. Heinz $100,000 per year for the five-year period commencing February 1, 1999 and terminating January 31, 2004, and to provide him with the group health, medical, hospitalization and dental benefits generally available to the full-time employees of the Company during this period. Mr. Heinz also agreed to be bound by non-compete obligations with the Company through January 31, 2000.

Limitations of Tax Deductions for Executive Compensation
--------------------------------------------------------
The Internal Revenue Code, and the regulations promulgated thereunder, limit the tax deduction the Company may recognize for compensation paid to its executive officers whose compensation is listed in this Proxy Statement to $1.0 million per person, per year. This deduction limit does not apply to compensation that complies with applicable provisions of such regulations. Because the Committee did not expect the compensation to be paid to such persons to exceed $1.0 million per person in 1999, the Committee did not take any action prior to or during 1999 which would have been required to comply with the aforementioned statute so that the deduction limit would not apply. The Committee will continue to evaluate the other components of the Company's executive compensation program and will take the necessary actions with respect to such regulations if it is deemed appropriate to do so with respect to compensation to be paid to executive officers in future years.

Mr. Donald E. Brandt       Mr. James J. Gavin, Jr.     Mr. Michael M. McCarthy

             Being all the Members of the Compensation Committee


EXECUTIVE COMPENSATION

The following tables provide information regarding compensation paid to, and information about the amount and value of employee stock options held by Messrs. B.D. Hunter, Robert J. Marischen and Anthony J. Verkruyse, the only three executive officers of the Company whose salary and bonus exceeded $100,000 during 1999 (the "Named Executive Officers" or "NEOs").

Summary Compensation Table
--------------------------

                                                             Long Term
                                                         Compensation Awards
                                                        ---------------------
    Name and                     Annual Compensation    Securities Underlying
All Other
Principal Position     Year      Salary($)<F1> Bonus($)  Options/SARs(#)<F2>
Compensation($)<F3>
------------------     ----      ---------------------  --------------------  --
----------------
B.D. Hunter,           1999      $315,000        --           60,000<F4>
$3,200
Chairman and Chief     1998      $306,075        --             --
$3,200
Executive Officer      TP97<F5>  $194,333        --           60,000<F6>
$3,200
                       FY97<F5>  $291,500      $58,300        10,000<F7>
--

Robert J. Marischen,   1999      $300,000        --          160,000<F8>
$3,200
Vice Chairman and      1998      $278,250        --             --
$3,200
President              TP97<F5>  $176,667        --           60,000<F6>
$3,200
                       FY97<F5>  $265,000      $53,000        10,000<F7>
$3,000

Anthony J. Verkruyse,  1999      $130,000      $10,000<F10>   25,000<F4>
$2,600
Chief Financial
Officer<F9>

<F1>   Amounts shown include cash compensation earned and received as well as compensation earned
but deferred at the election of the executive officer.

<F2>   This column represents grants made under the 1993 Plan.

<F3>   Includes matching contributions by the Company during  1999 to the accounts of the
following individuals under the Retirement Savings Plan, which is a defined contribution plan:
Mr. Hunter: $3,200; Mr.  Marischen: $3,200; and Mr. Verkruyse: $2,600.

<F4>  These options awarded on February 15, 1999 represent non-qualified stock options
exercisable at $7.00 per share, with 50% of the options exercisable at the grant date and an additional 25% become exercisable on the following two anniversary dates of the grant date.

<F5>  On October 23, 1997, the Company elected to convert from an April 30 to a
December 31
fiscal year end. The compensation reported for the NEO for TP97 represents the eight-month transition period ended December 31, 1997. The compensation reported for the NEO for FY97 represents the full fiscal year ended April 30, 1997, the Company's former fiscal year.

<F6>  These options awarded on December 4, 1997 represent non-qualified stock options exercisable
at $13.50 per share, which were granted to replace a like number of non-qualified stock options originally granted to the NEO exercisable at $21.50 per share, which were canceled at the option of the NEO.

<F7>  These options awarded on April 4, 1997 represent non-qualified stock options exercisable at
$12.50 per share, the closing market price of the Company's Class A shares on the New York Stock
Exchange on the date of grant.

<F8>  All of these options were awarded on February 15, 1999; 110,000 represent non-qualified
stock options exercisable at $7.00 per share that, at the option of the NEO, were granted to replace the 150,000 IPO Stock Options originally granted to the NEO exercisable at $17.00 per share. The remaining 50,000 non-qualified stock options are exercisable at $7.00, with 50% of the options exercisable at the grant date and an additional 25% exercisable on the following two anniversary dates of the grant date.

<F9>   Mr. Verkruyse was elected as the Chief Financial Officer of the Company in October, 1999.
 Prior to such election, he was not a NEO of the Company.

<F10>  Bonus was accrued as of December 31, 1999, and was paid to Mr. Verkruyse in February,
2000.



Option/SAR Grants in Last Fiscal Year
----------------------------------------------
                                  Individual Grants
                     -----------------------------------------------------------
----------------
                     Number of      % of Total                        Potential
Realizable Value
                     Securities     Options/SARs                        at
Assumed Annual Rates
                     Underlying     Granted to   Exercise             of Stock
Price Appreciation
                     Options/       Employees    or base   Expira-        for
Option Term <F1>
                        SARs        in Fiscal    price      tion      ----------
----------------
Name                 Granted(#)     Year<F2>     ($/Sh)     Date         5%($)
10%($)
----                 ----------     --------     ------    ------        ----
-----
B.D. Hunter          60,000<F3><F4>  15.4%        $7.00   02/15/2004      0
0

Robert J. Marischen  50,000<F3><F4>  12.8%        $7.00   02/15/2004      0
0
                    110,000<F3><F5>  28.2%        $7.00   02/15/2004      0
0

Anthony J. Verkruyse 25,000<F3><F4>   6.4%        $7.00   02/15/2004      0
0

<F1>   No potential realizable value is listed because, based on the annual stock price
appreciation rates set by the SEC for use in this table, the market price will not exceed the exercise price before the options expire in accordance with their terms. The 5% and 10% rates are not intended to forecast possible future appreciation, if any, of the stock price of the
Company's Class A Shares. The Company did not use an alternative formula for a grant date valuation, as the Company is not aware of any formula that will determine with reasonable accuracy a present value based on future unknown or volatile factors.

<F2>   Represents the percent which the number of stock options awarded during
1999 to the NEO
is to all stock options awarded to eligible employees and directors during 1999.

<F3>   No SARs were granted in tandem with the options.

<F4>   These non-qualified stock options were awarded on February 15, 1999.
One-half of the
options granted were exercisable on the date of grant and one-quarter of the options granted become exercisable on each of the first and second anniversaries of the date of grant.

<F5>  These non-qualified stock options were awarded and became immediately exercisable on
February 15, 1999.


Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR
Values
-------
                        Number of Securities Underlying         Value of
Unexercised In-the-Money
                      Unexercised Options/SARs at FY-End(#)         Options/SARs
at FY-End($)
Name                       Exercisable/Unexercisable<F1>
Exercisable/Unexercisable
----                       ----------------------------             ------------
-------------
B.D. Hunter                      95,000/35,000                              0/0

Robert J. Marischen             200,000/30,000                              0/0

Anthony J. Verkruyse             22,500/15,000                              0/0

<F1>  Unexercised options reflect grants received over an extended period of time.

Ten-Year Option/SAR Repricings
-------------------------------------
                                              Market
Length of
                               Number of      Price of    Exercise
Original
                               Securities     Stock at    Price at
Option Term
                               Underlying     Time of     Time of
Remaining at
                               Options/SARs   Repricing   Repricing   New
Date of
                               Repriced or    or Amend-   or Amend-   Exercise
Repricing or
Name                   Date    Amended(#)     ment($)     ment($)     Price($)
Amendment
----                 --------  -----------    ---------   ---------   ----------
------------
B.D. Hunter,         12/04/97     60,000       $12.44      $21.50     $13.50<F1>
2 yrs, 3 mos
Chairman and Chief
 Executive Officer

Robert J. Marischen, 12/04/97     60,000       $12.44      $21.50     $13.50<F1>
2 yrs, 3 mos
Vice Chairman and    02/15/99    110,000       $ 4.06      $17.00     $ 7.00<F2>
4 yrs, 3 mos
 President

Terry J. Heinz<F3>   12/04/97     60,000       $12.44      $21.50     $13.50<F1>
2 yrs, 3 mos

<F1>   The exercise price of the reissued non-qualified stock options was higher than the market
price of the Class A Shares. The reissued options became exercisable on June 4, 1999, and expire
December 3, 2000. The reissued options have a shorter term than the replaced stock options, and have an expiration date prior to the expiration of the replaced stock options.

<F2>   The exercise price of the reissued non-qualified stock options was higher than the market
price of the Class A Shares. The reissued stock options provide Mr. Marischen the right to purchase 40,000 less shares than the non-qualified stock options they replaced, and became exercisable on the date of grant of February 15, 1999. The reissued stock options expire February
15, 2004, so that the term of the reissued stock options, while shorter than the original term of the stock options they replaced, have an expiration date after the expiration date of the options they replaced.

<F3>   Mr. Heinz resigned from the Company effective January 4, 1999 and in conjunction with such
resignation, all options granted to him by the Company, including the options set forth in this table, were forfeited.

Severance and Employment Agreements
-----------------------------------
Description of Severance Agreement:

	Mr. Hunter has never entered into an employment contract with the Company. However, effective January 1, 2000, Mr. Hunter executed a severance agreement with the Company. If Mr. Hunter resigns his employment in conjunction with a change of control of the Company, then the severance agreement provides that Mr. Hunter will receive a payment equal to three times his base salary. The severance agreement also provides that Mr. Hunter will receive medical and dental benefits at the Company's expense for three years. In addition, the Company is responsible for paying any tax payable by Mr. Hunter imposed by
Section 4999 of the Internal Revenue Code with respect to any excess parachute payments in connection with such resignation.

The severance agreement also contains non-competition, non-interference and non-solicitation provisions that are effective for 3 years following Mr. Hunter's termination.

Description of Employment Agreements:

Messrs. Marischen and Verkruyse are parties to employment agreements with the Company. Effective January 1, 2000, the Company adopted a new form of employment agreement that was used in replacing prior agreements with Messrs. Marishcen and Verkruyse, as well as with certain other non-executive officers
of the Company or one of its subsidiaries.   The initial term of the
employment agreements is for one year with automatic renewals on January 1 of each year, unless an agreement is terminated by the Company or by the employee, or if the employee dies or is permanently disabled.

The employment agreements specify the officer's base salary and further provide that the Board of Directors or any authorized committee of the Board shall review overall compensation at least annually to determine its adequacy and to determine any incentive or performance bonus to which the officers may be entitled. For the year ending December 31, 2000, the employment agreements executed with Messrs. Marischen and Verkruyse provide for base salaries of $350,000 and $150,000, respectively. The employment agreements also provide that the officers are entitled to participate in all medical, disability, life and other insurance plans and all other employment benefits as are generally available to other employees of the Company.

Messrs. Marischen and Verkruyse are entitled to certain severance payments under their employment agreements, except in the event of their termination by the Company for "cause" or upon their voluntary resignation not involving a "change of control." Generally, if their employment is terminated without cause, the Company will pay their annual base salaries for three years from the date of termination in the case of Mr. Marischen and for two years in the case of Mr. Verkruyse. Each would also be entitled to receive the bonus, if any, which they may have earned or which may have accrued during the quarter in which employment is terminated without cause but which had not yet been paid.
The employment agreements also provide for severance payments if Messrs. Marischen or Verkruyse resign from their employment with the Company, or its successor, within twelve months following a "change of control" as that term is defined in their employment agreements. Mr. Marischen is entitled to a payment equal to three times his base salary, payable in a lump sum, if he resigns under any circumstances in the event of a change of control. Subject to certain restrictions, Mr. Verkruyse is entitled to a lump sum payment equal to two times his base salary if he resigns pursuant to a change of control. Messrs. Marischen or Verkruyse would also be entitled to payment of the bonus, if any, which they may have earned or which may have accrued on their behalf during the quarter in which their employment is terminated. In addition, Mr. Marischen is entitled to remain on the Company's medical and dental insurance for three years following such resignation, and Mr. Verkruyse is entitled to remain on the Company's medical and dental insurance for two years following such resignation. In addition, the Company is responsible for paying any tax payable by its officers imposed by Section 4999 of the Internal Revenue Code with respect to any excess parachute payments in connection with such resignation.

The Employment Agreements contain non-competition, non-interference and non-solicitation provisions that are effective for three years in the case of Mr. Marischen and two years in the case of Mr. Verkruyse, following their respective terminations for any reason.

Compensation Committee Interlocks and Insider Participation
-----------------------------------------------------------
All Compensation Committee members are non-employee directors. Messrs. Hunter and Marischen consulted with the Compensation Committee regarding executive compensation, including their own 1999 remuneration packages, and were present at the meeting of the Committee at which the remuneration for each of the Company's executive officers for 1999 was determined.

Stock Price Performance Graph
-----------------------------
The graph below compares cumulative total shareholder returns on the Company's Class A Shares to the cumulative total return of the S&P Industrials index and to two different peer group indices. Beginning with this proxy statement, the Company has elected to change its peer index. With the number of steel processing and service center related concerns that have gone public over the last five years, continued use of a peer index consisting only of Steel Technologies, Inc. and Worthington Industries, Inc. was no longer viewed as an appropriate yardstick for measuring the Company's performance. Given the Company's involvement in the steel sector, it has elected to compare its results with a broader-based and more publicly available peer index - the S&P Iron & Steel index.

The comparison of total return assumes that a fixed investment of $100 was invested on April 30, 1994 in the Company's Class A Shares and in each of the foregoing indices, and further assumes the reinvestment of dividends. The information on the graph covers the period from April 30, 1994 through April 30, 1997, the Company's eight-month transition period from May 1, 1997 through December 31, 1997, and the succeeding fiscal years ending December 31, 1998 and 1999. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                           April 30,                     December 31,
                  ----------------------------     -----------------------
                  1994    1995    1996    1997      1997    1998    1999
                  ----    ----    ----    ----      ----    ----    ----
Huntco Inc.      100.00   91.95   93.87   70.24     91.18    23.32   19.88
S&P Industrial   100.00  116.72  148.00  179.43    213.60   281.74  350.84
S&P Iron & Steel 100.00   84.28   90.03   81.43     79.39    93.64   65.81
Peer Group<F1>   100.00  100.70  109.88  104.96     96.01    76.66   98.23

<F1> weighted average stock price performance history of Worthington Industries,
Inc.
and Steel Technologies, Inc., which the Company intends to cease using as its peer group index subsequent to this Proxy Statement.
                                       [GRAPH]


CERTAIN TRANSACTIONS
--------------------
The Company leases space for its executive offices located in Town & Country, Missouri, in an office building owned by Huntco Farms. Lease payments made by the Company, as well as its wholly owned subsidiary Huntco Steel which relocated certain administrative functions to Huntco Farms' building during 1999, totaled $58,124 to Huntco Farms in 1999. Five year lease commitments were executed effective September 1, 1999 for the above-referenced office space, which leases call for annual payments totaling $135,300 during the first three years of the two leases, and annual payments totaling $148,760 in years four and five of the leases. The Company also leases a ranch facility in Colorado owned by Huntco Farms that the Company uses primarily for the entertainment of customers. During 1999, the Company made lease payments to Huntco Farms totaling $60,000 relating to its use of the property in Colorado. It anticipates making similar payments under this lease during the current fiscal year.

During 1999, Huntco Steel purchased the remaining one-half interest in a Cessna 310 aircraft from a wholly owned subsidiary of Acquisitions, an owner of 86.2% of the Company's Class B Shares. Huntco Steel paid $104,005, the fair market value, for this one-half interest in the aircraft.

INDEPENDENT ACCOUNTANTS
-----------------------
The Company is presently utilizing the services of PricewaterhouseCoopers LLP, independent accountants, who have been the Company's and its predecessor's independent accountants since 1986 and who will serve as the Company's independent accountants for the fiscal year ending December 31, 2000. Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

SHAREHOLDER PROPOSALS
---------------------
Proposals of shareholders intended to be presented at the Company's 2001 Annual Meeting must be received by the Company at its principal executive offices by November 30, 2000, for inclusion in the Company's proxy materials relating to that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy materials in accordance with regulations governing the solicitation of proxies.

Any shareholder proposal submitted with respect to the Company's 2001 Annual Meeting that is submitted outside the requirements of Rule 14a-8 must be submitted by February 13, 2001. This requirement is separate from and in addition to the requirements with which a shareholder must comply to have a proposal included in the Company's proxy materials with respect to the 2001 Annual Meeting. The time limit set forth in this paragraph also applies in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority.
In each case the appropriate notice must be given to the Secretary of the Company, whose address is: 14323 South Outer Forty, Suite 600 N., Town & Country, Missouri 63017.

OTHER MATTERS
-------------
	As stated elsewhere herein, the Board of Directors knows of no other matters to be presented for consideration at the meeting by the Board of Directors or by shareholders who have requested inclusion of proposals in the Proxy Statement. If any other matter shall properly come before the meeting, the persons named in the accompanying form of proxy intend to vote on such matters in accordance with their judgment.

The expense of preparing, printing and mailing proxy materials to the holders of the Company's Class A Shares will be borne by the Company. In addition, proxies may be solicited personally or by telephone or telefax, by officers or employees of the Company, none of whom will receive additional compensation therefor. The Company will also reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of the Class A Shares.

March 30, 2000

                                   APPENDIX

Page 15 of the printed proxy statement contains a Stock Price Performance Graph. The information contained in the graph is depicted in the table that immediately precedes the graph.

                                  HUNTCO INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
               For Annual Meeting of Shareholders on May 4, 2000


The undersigned hereby appoints B. D. HUNTER and ROBERT J. MARISCHEN, and each of them, with power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Shareholders of Huntco Inc. (the "Company"), to be held at Forest Hills Country Club, located at 36 Forest Club Drive, Chesterfield, Missouri 63005, on Thursday, May 4, 2000, at 10:00 a.m. local time, and all adjournments thereof, and to vote, as indicated below, the shares of Class A Common Stock of the Company which the undersigned is entitled to vote with all the powers the undersigned would possess if present at the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR the election of the nominees listed.

Please date and sign on the reverse side and mail promptly in the enclosed envelope.

1.  Election of Directors:      Donald E. Brandt and Michael M. McCarthy

  [ ] FOR all nominees listed (except as marked to the contrary below)

  [ ] WITHHOLD AUTHORITY to vote for all nominees listed above

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)


------------------------------------------------------------------------------

2. In their discretion, the proxies are authorized to vote upon any other business which may properly come before the meeting and all adjournments thereof.


The undersigned hereby revokes all proxies heretofore given by the undersigned for said meeting. This proxy may be revoked prior to its exercise.


                                  Dated: ______________________________, 2000


                                         ____________________________________
                                                      Signature

                                         ____________________________________
                                              (Signature if held jointly)

                                         Note:  Please sign exactly as your
                                         name or names appear hereon.  When
                                         signing as attorney, executor,
                                         administrator, trustee or guardian,
                                         please give full title as such.  If
                                         a corporation, please sign in full
                                         corporate name by president or other
                                         authorized officer. If a partnership,
                                         please sign in partnership name by
                                         authorized person.


    PLEASE MARK, SIGN AND PROMPTLY RETURN THIS PROXY CARD IN THE ENCLOSED
      ENVELOPE.  NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.